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EXHIBIT 11

                             DURA PHARMACEUTICALS, INC.
                 STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE
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
                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                    -------------------------
                                                       1997            1998
                                                    -------------------------
                                                            (UNAUDITED)
NET INCOME PER SHARE - BASIC

Net Income......................................    $8,786,698       $ 7,164,010
                                                    ----------       -----------
                                                    ----------       -----------
Weighted Average Number of Common and Common
  Equivalent Shares:
    Common stock................................    43,351,112        45,974,948
    Stock options...............................
    Warrants....................................
                                                    ----------       -----------
      Total.....................................    43,351,112        45,974,948
                                                    ----------       -----------
                                                    ----------       -----------
Net Income per Share............................    $     0.20         $    0.16
                                                    ----------       -----------
                                                    ----------       -----------

NET INCOME PER SHARE - DILUTED
Net Income......................................    $8,786,698        $7,164,010
                                                    ----------       -----------
                                                    ----------       -----------

Weighted Average Number of Common and Common
  Equivalent  Shares Assuming Issuance of All
   Dilutive Contingent Shares:
     Common stock...............................    43,351,112        45,974,948
     Stock options..............................     1,174,639           833,354
     Warrants...................................     2,714,066         1,714,750
                                                    ----------       -----------
       Total....................................    47,239,817        48,523,052
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                                                    ----------       -----------

Net Income per Share............................    $     0.19       $      0.15
                                                    ----------       -----------
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